UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
IPG PHOTONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE
This Amendment No. 2 to Schedule 14A is being filed by IPG Photonics Corporation to supplement its definitive proxy statement for the Annual Meeting of Stockholders to be held on May 25, 2021, which was filed with the U.S. Securities and Exchange Commission on April 9, 2021 and amended on April 15, 2021, in order to update the biographies and other related disclosures on two executive officers being nominated for reelection to the Board of Directors of the Company. Except as specifically provided in this supplement, this supplement does not otherwise modify or update any other disclosures presented in the proxy statement. In addition, this supplement does not reflect any other events occurring after the date of the proxy statement or modify or update disclosures that may have been affected by subsequent events.

SUPPLEMENTAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2021
THIS NOTICE SHOULD BE READ TOGETHER WITH THE PROXY STATEMENT
The following information amends the Definitive Proxy Statement on Schedule 14A filed by IPG Photonics Corporation (the “Company”) with the U.S. Securities and Exchange Commission on April 9, 2021 (the “Original Filing”), as amended by Amendment No. 1 to the Original Filing, filed on April 15, 2021 (collectively, the “Amended Filing”), in connection with the Company’s Annual Meeting of Stockholders to be held on May 25, 2021 (the “Annual Meeting”), and should be read together with the Amended Filing. Other than as set forth below, no changes have been made to the Amended Filing.
On May 4, 2021, the Company announced that Valentin P. Gapontsev, Ph.D., transitioned to the role of Executive Chair of the Company’s Board of Directors (“Board”) and will continue to serve as a director of the Company. Eugene A. Scherbakov, Ph.D., currently Chief Operating Officer, Managing Director of IPG Laser GmbH, Senior Vice President of Europe and Director, succeeds Dr. Gapontsev as the Company’s Chief Executive Officer effective immediately. Dr. Scherbakov has served as Managing Director of IPG Laser GmbH, IPG’s German subsidiary, since August 2000, Senior Vice President-Europe since February 2013 and Chief Operating Officer since February 2017. Dr. Scherbakov has also been a member of the Board since 2000 and will continue as a director. Further information associated with the transition described in this supplement is available in the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2021, which is accessible on the Company’s website.
Supplemental Disclosure to Proxy Statement
The section titled “Director Nominees” on page 13 of the Amended Filing contains information regarding Dr. Gapontsev’s and Dr. Scherbakov’s biographies and related information. Such information is revised as follows to reflect Dr. Gapontsev’s transition from Chief Executive Officer to Executive Chair and Dr. Scherbakov’s transition from Chief Operating Officer, Managing Director of IPG Laser GmbH, Senior Vice President of Europe and Director to Chief Executive Officer, both effective May 4, 2021:

Valentin P. Gapontsev, Ph.D.
Executive Chair of the Board

Dr. Gapontsev transitioned to Executive Chair of the Board on May 4, 2021. He was the CEO and Chair of the Board of IPG since our inception until his recent transition to Executive Chair. His innovations and inventions are credited with having created the high power fiber laser industry. Dr. Gapontsev is the named inventor on over 100 patents and author of over 200 scientific papers. In 2006, he was awarded the Ernst & Young® Entrepreneur of the Year Award for Industrial Products and Services in New England and in 2009, he was awarded the Arthur L. Schawlow Award by the Laser Institute of America. In 2011, he received the Russian Federation National Award in Science and Technology, and he was selected as a Fellow of the Optical Society of America. Prior to founding the Company's predecessor in 1990, Dr. Gapontsev served as senior scientist in laser material physics and head of the laboratory at the Soviet Academy of Science’s Institute of Radio Engineering and Electronics in Moscow. Dr. Gapontsev holds a Ph.D. in Laser Materials from the Moscow Institute of Physics and Technology.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Dr. Gapontsev is the founder of the Company and has successfully led the Company and the Board since the Company was formed. As Executive Chair, he continues his involvement in directing research and development and strategy, and provides advice and counsel to the Chief Executive Officer and other executives. In the roles of CEO and Chair of the Board, he was responsible for formulation and execution of IPG’s strategy and providing leadership and oversight of IPG’s business during a period of rapid and profitable growth, as well as business contractions. He has over thirty years of academic research experience in the fields of solid state laser materials, laser spectroscopy and non-radiative energy transfer between rare earth ions and is the author of numerous scientific publications and several international patents. His strategic foresight and entrepreneurial spirit along with his deep scientific understanding has guided the Company’s continued growth, innovation and technology leadership.

AGE: 82 DIRECTOR SINCE: 1998 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

Eugene A. Scherbakov, Ph.D.
Chief Executive Officer and Director

Dr. Scherbakov is the Chief Executive Officer of the Company as of May 4, 2021, and has been a director since 2000. He previously served as Chief Operating Officer from February 2017, Managing Director of IPG Laser GmbH, our German subsidiary, since August 2000 and Senior Vice President-Europe since February 2013. He served as the Technical Director of IPG Laser from 1995 to August 2000. From 1983 to 1995, Dr. Scherbakov was a senior scientist in fiber optics and head of the optical communications laboratory at the General Physics Institute, Russian Academy of Science in Moscow. Dr. Scherbakov graduated from the Moscow Physics and Technology Institute with an M.S. in Physics. In addition, Dr. Scherbakov attended the Russian Academy of Science in Moscow, where he received a Ph.D. in Quantum Electronics from its Lebedev Physics Institute and a Dr.Sci. degree in Laser Physics from its General Physics Institute.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
As the Chief Executive Officer, Dr. Scherbakov reports to the Board and has responsibility for managing the general business and affairs of the Company. Previously as Managing Director of IPG Laser GmbH, which produces a large volume of our products and is the source of many developments in products, technology and applications, he developed extensive knowledge of the Company’s business. He applies his knowledge and experience across our many international branches. The leadership and operational expertise of Dr. Scherbakov have contributed to IPG increasing production, lowering manufacturing costs, managing risk and maintaining high margins compared to our industry peers. He also has extensive technological knowledge of fiber lasers, their components and manufacturing processes. His long-term service as an executive officer of the Company provides the Board with a detailed understanding of the Company’s operations, sales and customers.

AGE: 73 DIRECTOR SINCE: 2000 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership